EXHIBIT 99.1

Whitemark Homes Declares Cash Dividend on Common Stock

Oviedo, Florida - December 19, 2006 - Whitemark Homes, Inc. (OTCBB: WTMK) announced today that its Board of Directors has declared a cash dividend of $0.07 per share on its Common Stock. The dividend is payable on January 15, 2007 to shareholders of record at the close of business on January 8, 2007.

About Whitemark Homes, Inc.

Whitemark Homes, Inc. (OTCBB: WTMK), headquartered in Oviedo, Florida is a homebuilder in Central Florida.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.